UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2018

NLIGHT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
5408 NE 88th Street, Building E Vancouver, Washington 98665
(Address, including zip code, of Registrant’s principal executive offices)
(360) 566-4460
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On September 24, 2018 (the “Effective Date”), nLIGHT, Inc. (the “Company”), entered into the Second Amended and Restated Loan and Security Agreement (as amended, amended and restated, modified or supplemented from time to time, the “Loan Agreement”) with Pacific Western Bank (the “Bank”), pursuant to which the Bank agreed to extend a $40 million revolving credit facility (the “Revolving Credit Facility”) to the Company. This Loan Agreement will supersede the previous Amended and Restated Loan and Security Agreement by and among the Company and the Bank dated as of March 28, 2018 (as amended from time to time, the “Original Agreement”). The Company initially intends to use the Revolving Credit Facility to repay in full the term loan and revolving borrowings currently outstanding under the Original Agreement. The Revolving Credit Facility provides available credit for working capital, acquisitions and other general corporate purposes, with a later maturity date and a more favorable interest rate than the Original Agreement.

Borrowings under the Revolving Credit Facility bear interest at a per annum rate, depending on certain liquidity thresholds, ranging from adjusted LIBOR plus 1.35% to 2.25%, or prime rate minus 1.40% to 0.50%. Upon the occurrence and during the continuance of an event of default, a default interest rate will apply that is 5.0% above the otherwise applicable interest rate. The Company may draw upon the Revolving Credit Facility until September 24, 2021.

The Company may prepay and terminate the Revolving Credit Facility with prior written notice to the Bank with no additional prepayment fee or premium.

The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, engage in any new line of business, pay dividends or make distributions, or repurchase common shares, in each case subject to certain exceptions. As security for its obligations under the Loan Agreement, the Company granted the Bank a first priority security interest on substantially all of the Company’s assets (including its intellectual property), subject to certain other exceptions.

The foregoing terms of the Loan Agreement is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Loan Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated September 24, 2018, by and among nLIGHT, Inc. and Pacific Western Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.
(Registrant)
Date:	September 27, 2018
		By:	/s/ RAN BAREKET
Ran Bareket
Chief Financial Officer

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